                                                                    Exhibit 23.5

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Southern National Corporation's Savings and Thrift for the Employees of Branch Banking and Trust Company of our report dated January 21, 1994, with respect to the financial statements and schedule of Commerce Bank included in its Annual Report (Form F-2) for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Southern National Corporation's Current Report on Form 8-K dated November 14, 1994.


                                                Ernst & Young LLP

Virginia Beach, Virginia
February 24, 1995